FORM OF
              SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

      THIS AGREEMENT is made as of ________, 1999 by and among E*TRADE ASSET MANAGEMENT, INC., a Delaware corporation ("E*TRADE Asset Management"), E*TRADE FUNDS, a Delaware business trust (the "Fund"), and PFPC Inc., a Delaware corporation ("PFPC"), which is an indirect wholly owned subsidiary of PFPC Worldwide, Inc.
                             W I T N E S S E T H :
      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended; consisting of separate investment portfolios; and
      WHEREAS, E*TRADE Asset Management is the Administrator to the Fund with respect to the investment portfolios of the Fund; and
      WHEREAS, the E*TRADE Asset Management and the Fund wish to retain PFPC to render certain administrative services to the Fund with respect to the investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio") and PFPC is willing to render such services.
      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:
1.    Definitions.

      As Used in this Agreement and not previously defined:

      (a) "1933 Act" means the Securities Act of 1933, as amended. (b) "1934 Act" means the Securities Exchange Act of 1934, as amended. (c) "1940 Act" means the Investment Company Act of 1940, as amended.

      (d) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.
      (e) "Change of Control" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).
      (f) "Oral Instructions" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.
      (g) "SEC" means the Securities and Exchange Commission. (h) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the Commodity Exchange Act, as amended..
      (i) "Shares" means the shares of beneficial interest of any series or class of the Fund.
      (j) "Written Instructions" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex, facsimile, or electronic mail sending device.
2. Appointment. E*TRADE Asset Management hereby appoints PFPC to act as Sub-Administrator of the Portfolios and provide administration and accounting services to each of the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.
3. Delivery of Documents. The Fund has provided or, where applicable, will provide PFPC with the following: (a) accurate copies of the resolutions of the Fund's Board of
            Trustees, approving the appointment of PFPC or its affiliates to provide services to each Portfolio and approving this Agreement;

      (b)   a copy of the Fund's most recent effective registration statement;

      (c) a copy of each Portfolio's advisory agreement or agreements;

      (d) a copy of the distribution agreement with respect to each class of Shares representing an interest in a Portfolio;

      (e) a copy of any additional administration agreement with respect to a Portfolio;

      (f) a copy of any shareholder servicing agreement made in respect of the Fund or a Portfolio; and

      (g) copies of any and all amendments or supplements to the foregoing.

   4. Compliance with Rules and Regulations.
      PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any Portfolio.
    5.    Instructions.
      (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.
      (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.
      (c) E*TRADE Asset Management and the Fund agree to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of
            business  on  the  same  day  that  such  Oral   Instructions  are
            received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to E*TRADE Asset Management or the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.
6.    Right to Receive Advice.
      (a) Advice of the Fund. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from E*TRADE Asset Management or the Fund.
      (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for E*TRADE Asset Management, the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).
      (c)   Conflicting   Advice.   In  the  event  of  a   conflict   between
            --------------------
            directions, advice or Oral Instructions or Written Instructions PFPC receives from E*TRADE Asset Management or the Fund and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel if such counsel is also counsel to the Fund or its adviser. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith,
            negligence   or  reckless   disregard   by  PFPC  of  any  duties,
            obligations or responsibilities set forth in this Agreement. If PFPC intends to rely on advice from counsel which conflicts with Oral or Written Instructions from E*TRADE Asset Management or the Fund, PFPC shall notify E*TRADE Asset Management or the Fund, as applicable, in writing prior to such reliance.
      (d)   Protection  of PFPC.  PFPC  shall be  protected  in any  action it
            -------------------
            takes or does not take in  reliance  upon  directions,  advice  or
            Oral  Instructions  or  Written   Instructions  it  receives  from
            E*TRADE Asset Management or the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those
            directions,    advice   and   Oral    Instructions    or   Written
            Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to
            act  in   accordance   with  such   directions,   advice  or  Oral
            Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith,
            negligence   or  reckless   disregard   by  PFPC  of  any  duties,
            obligations or responsibilities set forth in this Agreement.
7.    Records; Visits.
      (a) The books and records pertaining to the Fund and the Portfolios which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. E*TRADE Asset Management, the Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of E*TRADE Asset Management or the Fund, copies of any such books and records shall be provided by PFPC to E*TRADE Asset Management or the Fund or to an Authorized Person.
      (b) PFPC shall keep the following records:
            (i)   all books  and  records  with  respect  to each  Portfolio's books of account;

            (ii) records of each Portfolio's securities transactions; and

            (iii) all  other  books  and  records  as the  Fund is  required  to maintain with respect to the Portfolios pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder for the periods described by Rule 31a-2 under 1940 Act.

8. Confidentiality. PFPC agrees to keep confidential the records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.
9. Liaison with Accountants. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.
10.    Disaster  Recovery.  PFPC shall enter into and shall maintain in effect
-------------------------
      with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to
      the  extent  appropriate  equipment  is  available.   In  the  event  of
      equipment failures, PFPC shall, at no additional expense to E*TRADE Asset Management or the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided
      such  loss  or   interruption  is  not  caused  by  PFPC's  own  willful
      misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.
11.    Year  2000  Readiness  Disclosure.   PFPC,  with  respect  to  services
----------------------------------------
      provided hereunder, (a) has reviewed its business and operations, (b) has implemented a program to remediate or replace computer applications and systems, and (c) has implemented a testing plan to test the remediation or replacement of computer applications and systems, in each case, to address on a timely basis the risk that certain computer applications and systems used by PFPC may be unable to recognize and perform properly date sensitive functions involving dates prior to, including and after December 31, 1999, including dates such as February 29, 2000 (the "Year 2000 Challenge"). To the best of PFPC's knowledge and belief, the reasonably foreseeable consequences of the Year 2000 Challenge will not adversely effect PFPC's ability to perform its duties and obligations under this Agreement. If requested by E*TRADE Asset Management, the Fund or the Fund's Board of Trustees, PFPC will provide written materials describing PFPC's current status and plans with respect to the Year 2000 Challenge for use in the Fund's registration statement and/or in materials presented to the Fund's Board of Trustees.
12. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, E*TRADE Asset Management, will pay to PFPC a fee or fees as may be agreed to in writing by E*TRADE Asset Management and PFPC.
13.   Indemnification.  E*TRADE  Asset  Management  and the Fund, on behalf of
      ---------------
      each Portfolio, agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and blue sky
      laws,   and  amendments   thereto),   including,   without   limitation,
      attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of E*TRADE Asset Management or the Fund or (ii) upon Oral Instructions or Written Instructions. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement. Any amounts payable by E*TRADE Asset Management hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Fund.
14.   Responsibility of PFPC.
      (a)   PFPC  shall  be  under no duty to take any  action  on  behalf  of
            E*TRADE Asset  Management  or the Fund or any Portfolio  except as specifically set forth herein or as may be specifically  agreed to by PFPC in writing.  PFPC shall be obligated to exercise  care and diligence in the  performance  of its duties  hereunder and to act in good  faith in  performing  services  provided  for under  this
            Agreement.  PFPC shall be liable for any  damages  arising  out of
            PFPC's  failure to perform its duties under this  Agreement to the extent such damages arise out of PFPC's willful  misfeasance,  bad faith,  negligence  or  reckless  disregard  of such  duties  or a breach of this Agreement.
      (b)   Without  limiting the  generality of the foregoing or of any other provision  of this  Agreement,  (i) PFPC  shall not be liable  for losses  beyond  its  control,  provided  that  PFPC  has  acted in accordance  with the  standard of care set forth  above;  and (ii)
            PFPC shall not be liable for (A) the  validity  or  invalidity  or authority  or lack  thereof  of any Oral  Instruction  or  Written
            Instruction,  notice or other  instrument  which  conforms  to the
            applicable   requirements  of  this  Agreement,   and  which  PFPC
            reasonably  believes to be genuine;  or (B) subject to Section 10,
            delays  or  errors  or  loss  of  data   occurring  by  reason  of
            circumstances  beyond PFPC's  control,  including acts of civil or military  authority,  national  emergencies,  labor  difficulties, fire, flood,  catastrophe,  acts of God, insurrection,  war, riots or failure of the mails,  transportation,  communication  or power supply.
      (c)   Notwithstanding  anything  in  this  Agreement  to  the  contrary, neither PFPC nor its  affiliates  shall be liable to E*TRADE Asset
            Management or the Fund or to any Portfolio for any  consequential,
            special  or  indirect   losses  or  damages  which  E*TRADE  Asset
            Management, the Fund or any Portfolio may incur or suffer by or as a consequence of PFPC's or any affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.
15. Description of Accounting Services on a Continuous Basis. PFPC will perform the following accounting services with respect to each Portfolio:
      (i)   Journalize  investment,  capital  share  and  income  and  expense activities;

      (ii) Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the "Adviser") and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;

      (iii) Maintain individual ledgers for investment securities;

      (iv) Maintain historical tax lots for each security;

      (v) Reconcile cash and investment balances of the Fund with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

      (vi) Update the cash availability throughout the day as required by the Adviser;

      (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

      (viii)Calculate various contractual expenses (e.g., advisory and custody fees);

      (ix) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

      (x) Control all disbursements and authorize such disbursements upon Written Instructions;

      (xi)  Calculate capital gains and losses;

      (xii) Determine net income;

      (xiii)Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Portfolio's Investments;

      (xiv) Transmit or mail a copy of the daily portfolio valuation to the Adviser;

      (xv)  Compute net asset value;

      (xvi) As appropriate or at the request of the Fund, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

      (xvii)Prepare a monthly financial statement, which will include the following items:

                        Schedule of Investments Statement of Assets and Liabilities Statement of Operations Statement of Changes in Net Assets Cash Statement Schedule of Capital Gains and Losses.
16. Description of Administration Services on a Continuous Basis. PFPC will perform the following administration services with respect to each Portfolio:
      (i)   Prepare quarterly broker security transactions summaries;

      (ii) Prepare monthly security transaction listings;

      (iii) Supply various normal and customary Portfolio and Fund statistical data as requested on an ongoing basis;

      (iv) Prepare for execution and file the Fund's Federal and state tax returns;

      (v) Prepare and file the Fund's Semi-Annual Reports with the SEC on Form N-SAR;

      (vi) Prepare and file with the SEC the Fund's annual, semi-annual, and quarterly shareholder reports;

      (vii) Assist in the preparation of registration statements and other filings relating to the registration of Shares;

      (viii)Monitor each Portfolio's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended; and

      (ix) Coordinate contractual relationships and communications between the Fund and its contractual service providers.

17. Duration and Termination. This Agreement shall continue until terminated by E*TRADE Asset Management or the Fund or by PFPC on sixty (60) days' prior written notice to the other parties.
18. Change of Control. Notwithstanding any other provision of this Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Fund's adviser or sponsor, the Fund's ability to terminate the Agreement will be suspended from the time of such agreement until ninety-days after the Change of Control.
19.    Notices.  All  notices  and  other  communications,  including  Written
--------------
      Instructions, shall be in writing or by confirming telegram, cable, telex, facsimile or electronic mail sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President, or electronic mail: _________@pfpc.com;
      (b) if to E*TRADE Asset Management,  at 4500 Bohannon Drive, Menlo Park,
      CA      94025,      Attention:      ,      or      electronic      mail:
                                    -------
      ________@etrade.com;  (c) if to the Fund, at 4500 Bohannon Drive,  Menlo
      Park,    CA    94025,     Attention:     ,    or    electronic     mail:
                                          ------
      ________@etrade.com; or (d) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.
20. Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.
21.    Delegation;  Assignment.  PFPC may delegate its duties hereunder to any
------------------------------
      majority-owned direct or indirect subsidiary of PFPC or another wholly owned subsidiary of PFPC Worldwide Inc., provided that (i) PFPC gives E*TRADE Asset Management and the Fund 30 days prior written notice of such assignment or delegation, (ii) the delegate agrees to comply with this Agreement and the relevant provisions of the Securities Laws, and
      (iii) PFPC and such delegate promptly provide such information as E*TRADE Asset Management or the Fund may reasonably request, and respond to such questions as E*TRADE Asset Management or the Fund may
      reasonably  ask,   relative  to  the  delegation   (including,   without
      limitation, the capabilities of the delegate).
22. Counterparts. This Agreement may be executed in two or more counter-parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
23. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.
24.   Miscellaneous.
      (a) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit
            any  of  the   provisions   hereof  or   otherwise   affect  their
            construction or effect. Notwithstanding any provision hereof, the services of PFPC are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of E*TRADE Asset Management, the Fund or any other person.
      (b) This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.
      (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
      (d) The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
                                    PFPC INC.



By:


Title:



                                    E*TRADE FUNDS



By:


Title:


                                    E*TRADE ASSET MANAGEMENT, INC.



By:


Title:

                                    EXHIBIT A



      THIS EXHIBIT A, dated as of _________, 1999 is Exhibit A to that Sub-Administration and Accounting Services Agreement dated as of ________, 1999 between PFPC Inc. and E*Trade Funds.



                                   PORTFOLIOS


                          E*TRADE Technology Index Fund

                           AUTHORIZED PERSONS APPENDIX


NAME (Type)                                     SIGNATURE